Exhibit 99.1

Crossroads Systems Announces Terms for Rights Offering

AUSTIN, Texas, June 29, 2015 /PRNewswire/ -- Crossroads Systems, Inc. (NASDAQ:CRDS) today announced that a Special Committee of its Board of Directors has set terms for the previously disclosed rights offering of common stock to holders of shares of its common and preferred stock and changed the record date from July 2, 2015 to July 6, 2015.

Under the terms of the rights offering, the Company will distribute to its common and preferred stockholders as of 5:00 p.m. Eastern Time on July 6, 2015, the record date, one subscription right for each share of the Company’s common or preferred stock owned. Each subscription right will entitle the holder to purchase 0.50 shares of common stock at the subscription price of $1.25 per share. The Company expects to issue an aggregate of 11,219,801 shares of common stock, assuming the rights offering is fully subscribed. The Company also announced that the subscription period will expire at 5:00 p.m. Eastern Time on July 28, 2015, unless extended.

The rights offering will also include an over-subscription privilege, which will entitle each rights holder that exercises its full basic subscription rights to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to certain limitations.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The Company has filed with the Securities and Exchange Commission a registration statement on Form S-1 covering the transaction and the distribution of rights and commencement of the rights offering is expected to occur promptly following the effectiveness of that registration statement.

About Crossroads Systems

Crossroads Systems, Inc. (NASDAQ:CRDS) is a global provider of data storage solutions. Through the innovative use of new technologies, Crossroads delivers customer-driven solutions that enable proactive data security, advanced data archiving, optimized performance and significant cost-savings. Founded in 1996 and headquartered in Austin, TX, Crossroads has been awarded more than 100 patents and has been honored with numerous industry awards for data archiving, storage and protection. Visit www.crossroads.com.

Important Cautions Regarding Forward-Looking Statements

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Crossroads Systems, Inc., including statements relating to the proposed rights offering, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Crossroads Systems' ability to implement its business strategy, including the transition from a hardware storage company to a software solutions and services provider, its ability to expand its distribution channels, its ability to maintain or broaden relationships with existing distribution channels and strategic alliances and develop new industry relationships, the performance of third parties in its distribution channels and of its strategic alliances, the potential market for our data storage products, changes in the fair value of its derivative instruments and its ability to achieve or maintain profitability. The future performance of Crossroads Systems may be adversely affected by the following risks and uncertainties: completion of the proposed rights offering, uncertainties relating to product development and commercialization, uncertain market acceptance of Crossroads Systems products, including StrongBox, intense competition in the data protection and storage markets, variations in quarterly results and a consequence of unpredictable sales cycles and other factors, the ability to obtain, maintain or protect patent and other proprietary intellectual property rights, developments in litigation to which we may be a party, technological change in the industry, future capital requirements, regulatory actions or delays and other factors that may cause actual results to be materially different from those described or anticipated by these forward-looking statements. For a more detailed discussion of these factors and risks, investors should review Crossroads Systems' preliminary prospectus included as part of the Registration Statement on Form S-1 filed by Crossroads Systems in connection with this offering and in its periodic reports filed with the Securities and Exchange Commission, which can be accessed through the SEC's website or by clicking "SEC Filings" on the company's Investor Relations website at http://investors.crossroads.com. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. Crossroads Systems undertakes no duty to update this information to reflect future events, information or circumstances.

Registration Statement

The Company has filed a registration statement (including a prospectus) with the SEC for the rights offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this rights offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, or our information agent for the offering, InvestorCom, Inc., will arrange to send you the prospectus if you request it by calling toll free (877) 972-0090.

©2015 Crossroads Systems, Inc., Crossroads and Crossroads Systems are registered trademarks of Crossroads Systems, Inc. All trademarks are the property of their respective owners. All specifications are subject to change without notice.

Company Contacts:	Investor Contact:
Jennifer Crane	Mark Hood
Crossroads Systems	Crossroads Systems
ir@crossroads.com	ir@crossroads.com
512.928.6897	512.928.7330

Press Contact:
Matthew Zintel
Zintel Public Relations
matthew.zintel@zintelpr.com
281.444.1590